UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 28, 2008
CARBO CERAMICS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15903 (Commission File Number)	72-1100013 (IRS Employer Identification No.)

6565 MacArthur Boulevard, Suite 1050, Irving, TX (Address of principal executive offices)	75039 (Zip Code)
Registrant’s telephone number, including area code: (972) 401-0090
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On August 28, 2008, CARBO Ceramics Inc. issued a press release announcing an agreement to sell certain assets and a stock repurchase program. A copy of this press release is included as Exhibit 99.1 below.
Item 9.01 Financial Statements and Exhibits.
(a) through (c) Not applicable.
(d) Exhibits:

Exhibit No.	Description
99.1	Press Release, dated August 28, 2008.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO Ceramics Inc.
By:	/s/ R. Sean Elliott
R. Sean Elliott
General Counsel, Corporate Secretary and Chief Compliance Officer

Dated: August 29, 2008